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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  JULY 22, 2002

                           FULLCOMM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                     0-25007                65-0656268
   -------------------------------    -------------------   -------------------
    (State or other jurisdiction       (Commission File     (IRS Employer
  of incorporation or organization)         Number)         Identification No.)

                    1640 TERRACE WAY, WALNUT CREEK, CA 94596
               (Address of principal executive offices)(Zip Code)

                                 (925) 930-0100
              (Registrant's Telephone Number, Including Area Code)

                      6 HAWK ROAD, LAWRENCEVILLE, NJ 08648
                 (Former Address If Changed since Last Report.)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

          On July 22, 2002, Registrant issued 10,000,000 shares (the "Rector Shares")of its restricted common stock to David Rector in consideration for his serving as Registrant's sole officer and director. The foregoing shares were issued in connection with the reorganization of the Registrant.

          On July 16, 2002 (the "Closing Date") Registrant completed and closed a June 20, 2002 Preferred Stock Purchase Agreement (the "Agreement") with seven persons who purchased an aggregate of 10,000 shares of Registrant's Series A Preferred Stock at a purchase price of $20 per share or $200,000 on an aggregate basis. The Agreement, as more fully described below, is part of the reorganization of Registrant. The terms of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Registrant's Series A Preferred Stock as filed with the Delaware Secretary of State on July 16, 2002. The Series A Preferred Stock contains no voting or dividend rights and ranks prior to Registrant's common stock with regard to the distribution of assets upon liquidation, dissolution or winding up of Registrant. The Series A Preferred Stock is convertible, in whole and not in part, into shares of restricted common stock of the Registrant at the rate of 120 shares of common stock for each share of Series A Preferred Stock or an aggregate of 1,200,000 shares at any time after Registrant's Certificate of Incorporation has been amended to increase Registrant's authorized common stock to a sufficient number of shares to provide for the shares to be issued upon conversion. No downward adjustment shall be made with respect to the conversion rate and number of shares of Registrant's common stock issuable upon conversion in the event of a reverse split of Registrant's common stock, including, but not limited to, the 46:1 reverse stock split intended to be effected by Registrant, as more fully described below.

         The Agreement further provided for the resignation of Brendan Elliott and Wayne Lee as officers and directors of Registrant, whose resignations took effect on July 17, 2002. David Rector, Registrant's sole director following such resignations, was appointed to fill the vacant officer positions created by the resignations. Messrs. Elliott and Lee continue to serve as officers and directors of Registrant's wholly owned subsidiary, Fullcomm, Inc., pending the proposed sale of Fullcomm, Inc. to Messrs. Elliott and Lee, as more fully described in Item 2. hereof.

         $150,000 of the proceeds from the sale of the Series A Preferred Stock was used to pay off Registrant's creditors, which in most instances, agreed to accept negotiated settlements of obligations of Registrant to them. All of Registrant's creditors with the exception of Jenadosa Holdings ("Jenadosa") and Intrinsix Corp. ("Intrinsix") received payment and executed releases. Jenadosa is the holder of a $200,000, 10.5% promissory note of Registrant dated August 16, 2000 in the principal amount of $200,000. Intrinsix claims to be owed approximately $72,000 by Fullcomm, Inc., registrant's wholly owned operating subsidiary, and has agreed, along with Messrs. Elliott and Lee, to have the obligation remain an obligation of Fullcomm, Inc. following the sale of Fullcomm, Inc.


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         The Agreement and the intended sale of Fullcomm, Inc. were and are being made in recognition of Registrant's inability to adequately fund and further the development of its proprietary hardware and software encryption components for digital data transfer, including digital media and data security on the Internet. In furtherance of the Agreement, Registrant's board of directors and a majority of its shareholders approved amending Registrant's Certificate of Incorporation to (i) change Registrant's name to Amalgamated Technologies, Inc.; (ii) increase its authorized capitalization from 20,000,000 common shares, $.0001 par value per share and 5,000,000 preferred shares, $.001 par value per share to 200,000,000 shares of common stock, $.0001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share; and
(iii) effect a 46:1 reverse stock split (the "Reverse Stock Split"). The Charter Amendments, including the Reverse Stock Split, will be effected by Registrant approximately, but not less than, twenty days following the mailing of a Definitive Information Statement.

          On the Closing Date, Registrant had (i) 8,583,189 shares of its common stock issued and outstanding, including an aggregate of 2,925,000 shares of common stock owned by Messrs. Elliott and Lee; (ii) 99,933 common stock purchase warrants issued and outstanding, each to purchase one share of Registrant's common stock at an exercise price of $2.75 per share; (iii) an obligation to issue 30,000 shares of its common stock to Richard Case, (the "Case Shares") its former chief executive officer in settlement of a compensation dispute with Mr. Case, which shares shall be issued immediately following Registrant's effectuation of the Reverse Stock Split and shall not be reduced in number by reason of such Reverse Stock Split; and (iv) an obligation to issue the Rector Shares and shares issuable to Registrant's corporate and securities counsel for services rendered, which were issued on July 22, 2002. Registrant has further agreed to issue an additional 2,230,351 shares of its restricted common stock to David Rector in connection with his serving as Registrant's sole officer and director following the effectuation of the Certificate of Amendment including the Reverse Stock Split.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Registrant's board of directors and a majority of Registrant's shareholders have approved the sale of Fullcomm, Inc., Registrant's wholly owned operating subsidiary and the owner of all of Registrant's business assets to Brendan Elliot and Wayne Lee, in exchange for a non- exclusive, ten year, worldwide license to use, manufacture, have manufactured for it, modify, promote and sell certain of the technology owned by Fullcomm, Inc., including products incorporating the technology, and the delivery by Messrs. Elliot and Lee of all of their shares of Registrant's common stock, constituting 2,950,000 shares, for cancellation. The technology which is the subject of the license agreement between Registrant and Fullcomm, Inc. relates to source codes for key pieces of encryption/security hardware. The annual license fee payable by Registrant to Fullcomm, Inc. is $1. The asset sale and related license agreement will be effected by Registrant approximately, but not less than, twenty days following the mailing of a Definitive Information Statement.


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Thomas Monahan, CPA was our independent certifying accountant for the fiscal years ended December 31, 2001, and 2000. On August 1, 2002, we terminated his appointment and subsequently engaged Rogoff & Company, 275 Madison Avenue, New York, NY 10017, as our certifying accountant for the fiscal year ending December 31, 2002. The termination of Thomas Monahan, CPA and appointment of Rogoff & Company, P.C. was approved by our board of directors.

         The reports of Thomas Monahan, CPA on our financial statements for the past two fiscal years for which Thomas Monahan, CPA provided such reports, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle except that such reports were modified with respect to our ability to continue as a going concern.

         In connection with the audits of the last two fiscal years ended December 31st and during the subsequent interim period preceding his dismissal, there were no disagreements between us and Thomas Monahan, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to his satisfaction, would have caused Thomas Monahan to make reference to the subject matter of the disagreement in connection with his reports.

         In connection with the audits of the last two fiscal years ended December 31st and during the subsequent interim period preceding his dismissal, Thomas Monahan did not advise us that:

         (A) internal controls necessary for us to develop reliable financial statements did not exist;

         (B) information had come to his attention that led him to no longer to be able to rely on our management's representations or made him unwilling to be associated with the financial statements prepared by our management;

         (C) there was a need to expand significantly the scope of his audit, or that information had come to his attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statement; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause him to be unwilling to rely on our management's representations or be associated with our financial statements;

         (D) information had come to his attention that he had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

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7(c)     Exhibits.

4.1 Certificate of Designations, Preferences and Rights of Registrant's Series A Preferred Stock as filed with the Delaware Secretary of State on July 16, 2002.

10.1 Preferred Stock Purchase Agreement made as of the 20th day of June 2002 by and among Registrant, Brendan Elliott and Wayne Lee, as Principal Shareholders, Kaplan Gottbetter & Levenson, LLP as Escrow Agent and Viking Investment Group II, Inc., Parenteau Corporation, First Marketing Establishment, UG Overseas Ltd., Shangri-La Investments Inc., Ming Capital Enterprises Ltd. and KGL Investments Ltd., as Purchasers.

16 Letter from Thomas Monahan CPA regarding confirmation of Registrant's assertions on changes in Registrant's certifying accountant.
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                            [Signature Page Follows]



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FULLCOMM TECHNOLOGIES, INC.



Dated: August 6, 2002                 By: /s/David Rector
                                          --------------------------------------
                                          David Rector
                                          President & Chief Executive Officer

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